EXHIBIT 23.1


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


To the Board of Directors New World Brands, Inc.

We have issued our report dated July 27, 2004 accompanying the consolidated financial statements of New World Brands, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004, which is incorporated by reference in the Registration Statement Forms S-8 dated April 23, 2002, May 16, 2002 and July 22, 2003. We consent to the incorporation by reference in the Registration Statements of the aforementioned report.


                                        /s/ MAHONEY COHEN & COMPANY, CPA, P.C.


New York, New York
March 14, 2005